UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2010

Date of Report (Date of earliest event reported)

Radiant Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction)

000-24688

(Commission File Number)

27-2425368

(IRS Employer Identification No.)

9700 Richmond Ave., Suite 124, Houston, Texas 77042

(Address of principal executive offices)

(832) 242-6000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

ITEM 8.01 - OTHER EVENTS

As initially reported in the Current Report on Form 8-K filed on August 16, 2010, the board of directors of Radiant Oil & Gas, Inc. (“the Company”) approved a 1-for-2 reverse split of the Company's issued and outstanding common stock.

The Company was notified by FINRA Operations that the reverse split would be effective on September 9, 2010.  The reverse stock split was implemented by adjusting the stockholders' book entry accounts to reflect the number of shares held by each stockholder following the split.  No fractional shares were issued in connection with the reverse stock split and any fractional shares  resulting  from the reverse split were rounded up to the nearest whole share.  The reverse stock split has reduced the number of the Company's issued and outstanding shares of common stock to 11,085,811 as of the date of this Report.  There was no change in the stated par value of our common stock of $0.01 per share.  Our trading symbol (ROGI) has been appended with a “D” (ROGID) for a period of 20 days commencing on September 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2010

RADIANT OIL & GAS, INC.

/s/ John Jurasin

John Jurasin, Chief Executive Officer,

Principal Accounting Officer, and

Chief Financial Officer

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